EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Tiger Jiujiang Mining, Inc. (the “Company”) on Form 10-Q for the three-month and nine-month periods ended November 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), I, Chang Ya-Ping, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 14, 2014

/s/ “Chang Ya-Ping”
Chang Ya-Ping

Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Tiger Jiujiang Mining, Inc. and will be retained by Tiger Jiujiang Mining, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.